Exhibit 99.1

Marchex Announces Fourth Quarter and Full Year 2023 Results

SEATTLE – March 14, 2024 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration, today announced its financial results for the fourth quarter and full year ended December 31, 2023.

Q4 2023 and Full Year 2023 Financial Highlights

•
GAAP revenue was $12.4 million for the fourth quarter of 2023, compared to $12.3 million for the fourth quarter of 2022.
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Net loss was $1.1 million for the fourth quarter of 2023 or $(0.02) per diluted share, compared to a net loss of $3.6 million or $(0.08) per diluted share for the fourth quarter of 2022. Net loss was $9.9 million for 2023 or $(0.23) per diluted share, compared to a net loss of $8.2 million or $(0.19) per diluted share for 2022.

	Q4 2022	Q4 2023	FY 2022	FY 2023
GAAP Revenue	$ 12.3 million	$ 12.4 million	$ 52.2 million	$ 49.9 million
Non-GAAP Results:
Adjusted EBITDA	$ (1.7) million	$ 0.1 million	$ (1.4) million	$ (3.4) million *

*Adjusted EBITDA for full year 2023 includes approximately $1,620,000 of reorganization costs. Excluding these amounts would result in Adjusted EBITDA for full year 2023 totaling $(1,780,000).

•
Adjusted non-GAAP loss per share for the fourth quarter of 2023 was $0.00 compared to ($0.05) for the fourth quarter of 2022. Adjusted non-GAAP loss per share for 2023 was $(0.12) compared to $(0.08) for 2022.

Fourth Quarter Summary:

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New Customer Traction and Existing Customer Expansion. During the fourth quarter, Marchex signed new customers across multiple verticals including automotive, home services and health care. In addition, the company saw continued traction by signing up more than a hundred auto dealers through direct or channel partners sales initiatives over the last twelve months.
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Conversation Volumes. Overall conversation volumes were down in the fourth quarter compared to the third quarter of 2023 due to typical seasonality and as some customers faced pressure due to certain inflationary and overall consumer-related macroeconomic factors.

Strategic Priorities and Growth Initiatives For 2024:

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Existing Customer Expansion and New Customer Traction to Drive Growth in 2024. In 2024, the company expects to add meaningfully to its base of customer relationships across multiple verticals, including home services, healthcare, auto services and auto, as well as expand some of its most significant existing large enterprise relationships. The company expects to continue to build its pipeline of customers utilizing AI features and products.

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Accelerate Product Innovation. The company expects to expand its success with recent product launches such as AI call summaries and sentiment analysis with more AI features and capabilities launched throughout the year. The company believes its continued product innovation will accelerate revenue growth and deepen vertical penetration across all of its core verticals from new and existing customers.

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Complete Technology Initiatives to Enable Faster Innovation and New Initiatives. The company expects it will complete its primary cloud-based infrastructure initiatives as well as complete its single sign on and unified user interface by the third quarter, which will advance the rate of overall product innovation and customer facing sales initiatives.

“2023 was a year of great foundational progress for Marchex. We moved aggressively to position the company to take advantage of our robust conversational data and position ourselves to emerge as a leader in conversational intelligence across our core vertical markets," said Edwin Miller, CEO. "After meeting with many of our customers through 2023 and already in 2024, I firmly believe there is a significant opportunity to build a nine-figure business. This year, we are continuing to complete our key initiatives to enable Marchex to take advantage of our robust generative AI product opportunities. We are putting the pieces in place to achieve our growth ambitions and accelerate the business. Marchex is ideally positioned to help Fortune 500 businesses understand and act on their data. We are focused on driving the future of conversational AI in our verticals and opening up new avenues for growth, some of which will launch in the course of this year.

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of March 14, 2024.

For the first quarter ending March 31, 2024:

•
Revenue is anticipated to be somewhat lower than fourth quarter 2023 levels.
•
Adjusted EBITDA is anticipated to be somewhat lower than the fourth quarter 2023 levels, with improvements sequentially throughout the year.

For the fiscal year 2024:

•
The company anticipates revenue growth for the full year with sequential revenue progress throughout the year.
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The company anticipates that gross margins can increase by 5 percent or more by the end of 2024.
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Adjusted EBITDA is anticipated to be at or above break-even for the full year.
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The company anticipates 2024 year end cash balances to be at or near year end 2023 levels.

“In January we saw continued pressure on conversational volumes consistent with the fourth quarter in certain verticals such as our small business resellers, which we expect to flow through in the first part of the year. However, based on the current pipeline of customers and ongoing pilots, we believe we will grow the business sequentially from the first quarter revenue levels. In addition, the completion of our infrastructure initiatives should enable us to scale our gross margins and accelerate our go-to-market initiatives in the latter half of the year, positioning Marchex for accelerating growth,” said Miller.

Management will hold a conference call, starting at 5:00 p.m. ET on Thursday, March 14, 2024, to discuss its fourth quarter and Full Year 2023, financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration. Marchex enables executive, sales and marketing teams to optimize customer journey experiences across all communication channels. Through our prescriptive analytics solutions, we enable the alignment of enterprise strategy, empowering businesses to increase revenue through informed decision-making and strategic execution. Marchex provides conversational intelligence AI powered solutions for market-leading companies in many leading B2B2C vertical markets, including several of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of March 14, 2024, and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, (6) acquisition and disposition-related costs, and (7) foreign government assistance subsidies. Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful supplemental information regarding the company's liquidity and ability to fund its operations and financing obligations.

Adjusted OIBA represents Adjusted EBITDA adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets were based and by which Marchex's management was evaluated in 2023. This measure represents Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, but excluding the effects of certain other expenses removed in arriving at Adjusted EBITDA, as detailed above.

Adjusted non-GAAP income (loss) per share represents Adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs (benefit), (3) amortization of intangible assets from acquisitions, (4) interest income and other, net, and (5) foreign government assistance subsidies.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Thousands)	2022	2023	2022	2023
Revenue	$12,292	$12,395	$52,170	$49,910
Expenses:
Service costs (1)	5,671	4,683	20,462	20,582
Sales and marketing (1)	3,345	2,492	13,517	11,412
Product development (1)	3,840	3,154	14,355	15,355
General and administrative (1)	2,390	2,792	9,787	10,205
Amortization of intangible assets from acquisitions	531	394	2,124	1,987
Acquisition and disposition related costs	37	—	74	12
Total operating expenses	15,814	13,515	60,319	59,553
Loss from operations	(3,522)	(1,120)	(8,149)	(9,643)
Interest income (expense) and other, net	55	19	88	(173)
Loss before provision for income taxes	(3,467)	(1,101)	(8,061)	(9,816)
Income tax expense	107	42	184	94
Net loss applicable to common stockholders	$(3,574)	$(1,143)	$(8,245)	$(9,910)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.08)	$(0.02)	$(0.19)	$(0.23)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	38,042	38,059	38,560	37,960
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	42,703	42,720	43,221	42,621
(1) Includes stock-based compensation allocated as follows:
Service costs	$46	$3	$171	$2
Sales and marketing	200	83	796	663
Product development	77	20	293	114
General and administrative	289	380	1,386	1,613
Total	$612	$486	$2,646	$2,392

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
(In Thousands)	2022	2023
Assets
Current assets:
Cash and cash equivalents	$20,474	$14,607
Accounts receivable, net	8,396	7,394
Prepaid expenses and other current assets	2,015	1,805
Total current assets	30,885	23,806
Property and equipment, net	4,050	2,398
Other assets, net	973	1,482
Right-of-use lease asset	738	1,631
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	2,590	602
Total assets	$56,794	$47,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,037	$1,533
Accrued benefits and payroll	3,566	3,294
Other accrued expenses and current liabilities	3,825	3,217
Deferred revenue and deposits	1,384	1,214
Lease liability current	1,252	462
Total current liabilities	12,064	9,720
Deferred tax liabilities	233	249
Finance lease, non-current	—	421
Lease liability non-current	385	1,217
Total liabilities	12,682	11,607
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	385	386
Additional paid-in capital	354,999	356,666
Accumulated deficit	(311,321)	(321,231)
Total stockholders’ equity	44,112	35,870
Total liabilities and stockholders’ equity	$56,794	$47,477

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA and Adjusted Operating Income (Loss) Before Amortization (OIBA)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Thousands)	2022	2023	2022	2023
Net loss applicable to common stockholders	$(3,574)	$(1,143)	$(8,245)	$(9,910)
Interest income (expense) and other, net	(55)	(19)	(88)	173
Income tax expense	107	42	184	94
Amortization of intangible assets from acquisitions	531	394	2,124	1,987
Depreciation and amortization	608	352	1,910	1,886
Stock-based compensation	612	486	2,646	2,392
Acquisition and disposition-related costs	37	—	74	12
Foreign government paycheck assistance and rent subsidies[1]	—	—	(10)	—
Adjusted EBITDA	$(1,734)	$112	$(1,405)	$(3,366)
Depreciation and amortization	608	352	1,910	1,886
Adjusted OIBA	$(2,342)	$(240)	$(3,315)	$(5,252)

1 Includes pandemic related wage and rent relief subsidies, recognized as a reduction of wages or rent during the period received.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss1

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2023	2022	2023
Net loss applicable to common stockholders, diluted	$(0.08)	$(0.02)	$(0.19)	$(0.23)
Stock-based compensation	0.02	0.01	0.06	0.06
Acquisition and disposition-related costs (benefit)	—	—	—	—
Amortization of intangible assets from acquisitions	0.01	0.01	0.05	0.05
Interest income and other, net	—	—	—	—
Adjusted non-GAAP loss per share	$(0.05)	$—	$(0.08)	$(0.12)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss per share	42,703	42,720	43,221	42,621

1 For the purpose of computing the number of diluted shares for Adjusted non-GAAP income (loss) per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.